EXHIBIT 5.1

Stradling Yocca Carlson & Rauth

A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660-6422
TELEPHONE (949) 725-4000
FACSIMILE (949) 725-4100

July 18, 2005

CKE Restaurants, Inc.
6307 Carpinteria Avenue, Suite A
Carpinteria, CA 93013

Re:	Registration Statement on Form S-8 – 2005 Omnibus Incentive Compensation Plan and 1994 Employee Stock Purchase Plan

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) being filed by CKE Restaurants, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,500,000 shares of the Company’s common stock, $.01 par value, issuable under the Company’s 2005 Omnibus Incentive Compensation Plan (the “2005 Plan”), and an aggregate of 1,000,500 additional shares of the Company’s common stock, $.01 par value, issuable under the Company’s 1994 Employee Stock Purchase Plan, as amended (the “1994 Plan”). We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

     Based on the foregoing, it is our opinion that the 2,500,000 shares of common stock, when issued under the 2005 Plan and against full payment therefor in accordance with the terms and conditions of the 2005 Plan, will be legally and validly issued, fully paid and nonassessable. Further, it is our opinion that the additional 1,000,500 shares of common stock, when issued under the 1994 Plan and against full payment therefor in accordance with the terms and conditions of the 1994 Plan, will be legally and validly issued, fully paid and nonassessable.

CKE Restaurants, Inc.
July 18, 2005
Page Two

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/S/ STRADLING YOCCA CARLSON & RAUTH